Exhibit 10.1

*Certain confidential information contained in this document, marked by asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

As of August 8, 2012

Paul Lamb, Esq. Chairman of the Board of Directors Gyrodyne Company of America, Inc. One Flowerfield, Suite 24 St. James, NY 11780

Dear Paul:

This letter (the “Letter Agreement”) will confirm the understanding and agreement between Rothschild Inc., together with its affiliates, successors and assigns, as appropriate (“Rothschild”), and Gyrodyne Company of America, Inc. together with its subsidiaries and affiliates (the “Company”), pursuant to which Rothschild is pleased to accept its engagement by the Company.

1.           Services to be Rendered.  The Company hereby engages Rothschild as its financial advisor for the purpose of:

(a)
advising the Company with respect to the development of a strategy to maximize shareholder value, including, without limitation, through one or more potential cash distributions or dividends to shareholders of the Company and/or through a sale, merger or other business/strategic combination involving the Company or its assets;

(b)	assisting the Company in structuring a Transaction (as defined herein) and/or one or more Distributions (as defined herein);

(c)	as requested by the Company, participating on the Company’s behalf in negotiations concerning the financial aspects, and facilitating the consummation, of a Transaction;

Paul Lamb, Esq.
As of August 8, 2012

(d)
assisting management in making presentations to the Board of Directors of the Company (the “Board of Directors”) or the Strategic Alternatives Committee thereof (the "Committee") concerning the financial aspects of any proposed Transaction and/or Distribution, as appropriate;

(e)	assisting the Board of Directors and the Committee in soliciting, coordinating and evaluating indications of interest and proposals regarding a Transaction;

(f)
if requested by the Board of Directors and if appropriate and customary in the circumstances, rendering an opinion to the Board of Directors as to the fairness, from a financial point of view, to the Company or the holders of the Company’s common stock, as applicable, of the consideration (or, if the Transaction involves a stock-for-stock merger, the exchange ratio) to be received by the Company or such holders, as applicable, in a proposed Transaction (the “Opinion”);

(g)	cooperating with any other advisors retained by the Company in connection with a Transaction; and

(h)
providing such other investment banking and financial advisory services as the Company and Rothschild may from time to time agree upon (including, without limitation, such services as may be agreed upon by the Company and Rothschild in the case of a Liquidation (as defined herein)).

The Company acknowledges that Rothschild is providing investment banking advice and is not providing any advice on tax, legal or accounting matters, and that the Company will seek the advice of its own professional advisors with respect to such matters and make an independent decision regarding any transaction contemplated herein based on such advice.

2.           Compensation.  In connection with this engagement, the Company shall pay to Rothschild the following fees in cash:

(a)
Commencing as of the date hereof, whether or not a Transaction, Liquidation or Distribution is proposed or consummated, an advisory fee (the “Advisory Fee”) of $100,000 per month. The initial Advisory Fee shall be pro-rated based on the commencement of services as of the date hereof.  The initial Advisory Fee shall be payable by the Company upon the execution of this Letter Agreement by the Company, and thereafter the Advisory Fee shall be payable by the Company in advance on the first day of each month.

Paul Lamb, Esq.
As of August 8, 2012

(b)
If the Board of Directors requests an Opinion, $500,000 payable promptly upon the earlier of (i) the delivery of the Opinion (regardless of the conclusion reached therein) and (ii) the advice of Rothschild to the Board of Directors that it is prepared to render an Opinion (the “Opinion Fee”).

(c)
A cash fee (each such fee, a “Milestone Fee”) equal to 1.5% of the amount of each Distribution (as defined below) other than with respect to the portion of the Special Distribution not exceeding the New York State Payment, payable immediately upon the consummation of each such Distribution.  As used herein, the “New York State Payment” shall mean the cash amount received by the Company from the State of New York on July 3, 2012 with respect to interest and costs, which totaled approximately $68 million, and "Special Distribution" shall mean a Distribution of all or a portion of such New York State Payment, as to which no fee shall be payable.  To the extent that the amount of the Special Distribution exceeds the New York State Payment, a Milestone Fee shall be payable with respect to such excess amount in accordance with this clause (c).   Notwithstanding the foregoing, in the event that all or substantially all of the Company's cash is paid or distributed in one or more Distributions, Rothschild’s aggregate Milestone Fees payable hereunder shall be no less than $2,000,000 (less the aggregate fees paid pursuant to clauses (a) and (b)).

(d)	Immediately upon the consummation of a Transaction, a cash fee (the “Transaction Fee”) equal to $2,000,000.

(e)	Immediately upon the consummation of a liquidation of the Company’s assets (a “Liquidation”), a cash fee equal to $1,500,000 (the “Liquidation Fee”).

*Confidential treatment requested.

Paul Lamb, Esq.
As of August 8, 2012

(f)
A cash fee (the “Outperformance Payment”) payable immediately upon consummation of a Transaction, a Liquidation and/or one or more Distributions in which the per share Consideration (as defined below) and/or per share Distribution Amount (as defined below), as applicable, involved in such Transaction, Liquidation and/or Distribution(s) exceeds [***]% of the closing share price of the Company’s common stock on the date of this Letter Agreement (the “Retention Share Price).  The Outperformance Payment shall equal (i) [***]% (the “Incentive Percentage”) of the amount by which the per share Consideration and/or per share Distribution Amount, as applicable, paid or payable to the holders of the Company's Common Stock (including, without limitation, any shares of common stock underlying securities exercisable, convertible or exchangeable for common stock of the Company) in such Transaction, Liquidation and/or Distribution(s) exceeds [***]% of the Retention Share Price, multiplied by (ii) the Share Number. The “Share Number” shall mean the number of shares of the Company’s common stock receiving or to be receiving a portion of the Consideration and/or Distribution Amount in the applicable Transaction, Liquidation and/or Distribution(s) (including, without limitation, any shares of common stock underlying securities exercisable, convertible or exchangeable for common stock of the Company and for which the holders thereof will receive a portion of the Consideration and/or Distribution Amount).  For purposes of calculating the per share Consideration and/or per share Distribution Amount for determining the Outperformance Payment, the Share Number shall be used.  For illustrative purposes only, the table below sets forth a calculation of the Outperformance Payment based on varying levels of Consideration and/or Distribution Amount, as applicable:

Hypothetical Retention Share Price 1	Consideration and/or Distribution Amount per Share 2	Consideration and/or Distribution Amount (in millions) 3	Incentive Percentage	Outperformance Payment
$[***]	$[***]	$[***]	[***]%	$[***]
[***]	[***]	[***]	[***]%	[***]
[***]	[***]	[***]	[***]%	[***]
[***]	[***]	[***]	[***]%	[***]
[***]	[***]	[***]	[***]%	[***]
[***]	[***]	[***]	[***]%	[***]

Note 1: [***].
Note 2: [***].
Note 3: [***].

No fees or expenses payable to any other financial advisor either by the Company or by any other entity shall reduce or otherwise adversely affect the fees payable hereunder to Rothschild.

Any paid Advisory Fees or Milestone Fee(s) shall be credited against the Transaction Fee or the Liquidation Fee, as applicable.  For the avoidance of doubt, the total of all such fee credits shall not exceed the amount of the Transaction Fee or the Liquidation Fee, as applicable.

*Confidential treatment requested.

Paul Lamb, Esq.
As of August 8, 2012

Notwithstanding anything herein to the contrary, in no event shall the aggregate fees paid to Rothschild pursuant to Paragraphs 2(a), (b), (c), (d) and (e) exceed $2,000,000.

All fees payable hereunder will be paid to Rothschild in New York, net of all applicable withholding and similar taxes and in United States dollars.

For the purposes of this Letter Agreement, the term “Transaction” shall mean (i) any transaction or series or combination of transactions (other than open market purchases) whereby, directly or indirectly, [***]% or more (calculated on a voting or economic basis) of the equity interests of the Company are purchased or otherwise acquired (including, without limitation, through a tender or exchange offer); (ii) any merger, share exchange, consolidation, joint venture or other business combination of the Company with another entity other than a merger where the Company's shareholders immediately before the merger own immediately following the merger at least [***]% of the combined voting power of the Company's outstanding equity interests; (iii) any sale or other disposition of a material portion of the assets of the Company as a whole; provided, that any individual sale or other disposition of a real estate property of the Company, when taken alone and not as part of a larger transaction involving the sale or other disposition of a material portion of the assets of the Company as a whole, shall not be deemed a Transaction pursuant to this clause (iii); or (iv) one or more sales or transfers by the Company during the twelve-month period ending on the date of the most recent transfer of assets having a total gross fair market value equal to or more than [***]% of the total gross fair market value of all of the assets of the Company immediately before such transfer or transfers.  For the avoidance of doubt, a Liquidation shall not be deemed a Transaction.

For the purposes of this Letter Agreement, the term “Distribution” shall mean a distribution or dividend of cash by the Company to holders of the Company’s common stock (which may include, without limitation, the holders of any securities exercisable, convertible or exchangeable for shares of the Company’s common stock).

With respect to a Transaction or a Liquidation, the term “Consideration” shall mean the total amount of all cash and the fair market value of any securities, agreements or other property and any other consideration, including, without limitation, (i) consideration paid to the holders of any options, warrants, convertible securities or stock appreciation rights of the Company, whether or not vested, (ii) the present value (determined as of the closing of the Transaction or Liquidation) of any amounts, securities, agreements or other property to be paid contingent on future events or to be paid over time, and (iii) the present value (determined as of the closing of the Transaction or Liquidation) of any amounts, securities, agreements or other property held in escrow, in each case paid or payable, directly or indirectly, in connection with such Transaction or Liquidation. Consideration shall be deemed to include the face amount of any indebtedness for borrowed money or similar non-trade liabilities or obligations, including, without limitation, pension liabilities, guarantees and capitalized loans, and other obligations assumed, retired, repaid or defeased, directly or indirectly, in connection with, or which survive the closing of, a Transaction or Liquidation. “Consideration” shall also include the fair market value of (i) the equity securities of the Company retained by the Company’s security holders following such Transaction or Liquidation and (ii) any securities received by the Company’s security holders in exchange for or in respect of securities of the Company following such Transaction or Liquidation (all securities received by such security holders being deemed to have been paid to such security holders in such Transaction or Liquidation).   The fair market value of any such securities (whether debt, equity, options or warrants) or other property or agreements shall be determined as follows: (a) the fair market value of securities that are freely tradable in an established public market shall be the last closing market price of such securities prior to the public announcement of a Transaction or Liquidation; and (b) the fair market value of securities which are not freely tradable or which have no established public market, or of property or agreements other than securities, shall be the fair market value thereof as mutually agreed in good faith by the Company and Rothschild.  The present value of any contingent payments, payments to be made over time or amounts held in escrow shall be mutually determined in good-faith by the Company and Rothschild.  If the consideration to be paid is computed in any foreign currency, the value of such foreign currency shall, for purposes hereof, be converted into U.S. dollars at the prevailing exchange rate on the date or dates on which such consideration is payable.

*Confidential treatment requested.

Paul Lamb, Esq.
As of August 8, 2012

The term “Distribution Amount” shall mean the aggregate amount of cash paid to the holders of the Company’s common stock (including, without limitation, the holders of any securities exercisable, convertible or exchangeable for the Company’s common stock) in all Distributions consummated after the date of this Letter Agreement and on or prior to the date as of which the Outperformance Payment is calculated.  For the avoidance of doubt, for purposes of determining the Outperformance Payment with respect to one or more Distributions, the Distribution Amount shall include the aggregate amount of all distributions and dividends (including, without limitation, the Special Distribution) paid pursuant to all Distributions consummated after the date of this Letter Agreement and on or prior to the date as of which the Outperformance Payment is calculated, subject to the provisions of Section 7 hereof.  For the further avoidance of doubt, in the event that a transaction consists of both (i) a Transaction or Liquidation and (ii) a Distribution, the aggregate Consideration and Distribution Amount involved in such transaction shall be combined for purposes of determining any Outperformance Payment.

3.           Expenses. In addition to the compensation payable pursuant to Paragraph 2 above, the Company shall reimburse Rothschild for all of Rothschild’s reasonable, documented, out-of-pocket expenses incurred in connection with the performance of its engagement hereunder and the enforcement of this Letter Agreement including without limitation the reasonable fees, disbursements and other charges of Rothschild’s legal counsel, if any, whether or not a Transaction, Liquidation or Distribution is consummated.  Reasonable expenses shall also include, but not be limited to, expenses incurred in connection with travel and lodging, data processing and communication charges, research and courier services.  Notwithstanding the foregoing, the Company’s prior written consent shall be required prior to Rothschild’s retention of any third-party advisor (other than legal counsel) for which expense reimbursement will be requested under this Paragraph 3.

Paul Lamb, Esq.
As of August 8, 2012

4.           Fairness Opinion.  If Rothschild is asked to render an Opinion, the nature and scope of the analysis as well as the form and substance of the Opinion shall be as Rothschild deems appropriate.  If requested by the Company, the Opinion shall be delivered in writing.

In connection with rendering any Opinion, Rothschild may rely upon, without independent verification, the Information (as defined below) and all other information available from public sources reviewed by Rothschild.  It is also understood that the Opinion may state that Rothschild has not independently verified any such information.

Any Opinion rendered by Rothschild will expressly exclude consideration of the amount and scope of any compensation or compensation arrangements arising from the Transaction or any alternative transaction which benefit any officer, director or employee of the Company or any class of such persons.

Any Opinion shall be limited to the fairness to the Company or the holders of the Company’s common stock, as applicable, from a financial point of view of the consideration to be received by the Company or such holders, as applicable, pursuant to the Transaction and shall not address the Company’s underlying business decision to proceed with or effect such Transaction.

In order to permit compliance with FINRA Rule 5150, any Opinion rendered by Rothschild may disclose any items required to be disclosed under such Rule.

Notwithstanding anything herein to the contrary, it is understood that Rothschild shall not have any obligation to update, bring-down, revise or reaffirm any Opinion rendered by Rothschild.

5.           Information.

(a)
The Company understands and agrees that subject to applicable law and legal or regulatory process, the services to be rendered by Rothschild pursuant to Paragraph 1 of this Letter Agreement and the advice, whether formal or informal, relating thereto are solely for the benefit and use of the Company.  The Company agrees that any reports, recommendations or opinions, which are provided to the Company in the context of this engagement, shall not be summarized, excerpted from, disclosed publicly, made available to third parties or otherwise referred to, in whole or in part, without the prior written consent of Rothschild as to form and substance, which consent shall not be unreasonably withheld.  Any reference to Rothschild in a press release or other document shall be submitted to Rothschild for its approval as to form and substance prior to the distribution or dissemination thereof, which approval shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, the Company may discuss and share Rothschild's advice and materials on a confidential basis with the Company's legal counsel and professional advisors that are advising the Company with respect to a Transaction, Liquidation or Distribution.

Paul Lamb, Esq.
As of August 8, 2012

(b)
The Company will cooperate with Rothschild and furnish to, or cause to be furnished to, Rothschild any and all information as Rothschild reasonably deems appropriate to enable Rothschild to render services hereunder (all such information being the “Information”) and will provide Rothschild with access to the officers, directors, employees, accountants, tax advisors, counsel and other representatives (collectively, the “Representatives”) of the Company.  The Company recognizes and confirms that Rothschild (i) will use and rely solely on the Information supplied by the Company and its Representatives and on information available from generally recognized public sources in performing the services contemplated by this Letter Agreement without having assumed any obligation to verify or investigate independently the same; (ii) will be entitled to assume and rely upon the accuracy and completeness of the Information and such other information; (iii) does not assume responsibility for the accuracy or completeness of the Information and such other information; and (iv) has not been asked to and will not conduct a physical inspection of any properties or assets of the Company or any other party or make or obtain any independent evaluation or appraisal of any assets or liabilities (contingent or otherwise) of the Company or any other party.  The Company represents and warrants that the information to be furnished by or on behalf of the Company, when delivered, to the best of its knowledge, will be true and correct in all material respects, will be prepared in good faith, and will not contain any material misstatement of fact or omit to state any material fact.  Without limitation of the foregoing, the Company also represents and warrants that any projections or forecasts prepared by the Company and provided to Rothschild will have been prepared, to the best of its knowledge, in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable.  Rothschild will assume that any such projected or forecasted financial information reflects the best available estimates of future financial performance.  At the request of the Company following the expiration or termination of this Agreement, Rothschild will return all copies of any written non-public information provided by or on behalf of the Company to Rothschild in connection with this engagement except for any information that Rothschild is required to retain in order to satisfy the requirements of any law, regulation, securities exchange rule or document retention policy.

Paul Lamb, Esq.
As of August 8, 2012

(c)	The Company will promptly notify Rothschild if it learns of any material inaccuracy or misstatement in, or material omission from, any Information theretofore delivered to Rothschild.

(d)
The Company acknowledges that in the course of this engagement it may be necessary for Rothschild and the Company to communicate electronically.  The Company further acknowledges that although Rothschild will use commercially reasonable procedures to check for the most commonly known viruses, the electronic transmission of information cannot be guaranteed to be secure or error-free. Furthermore, such information could be intercepted, corrupted, lost, destroyed, arrive late or incomplete or otherwise be adversely affected or unsafe to use.  Accordingly, the Company agrees that Rothschild shall have no liability to the Company with respect to any error or omission arising from or in connection with: (i) the electronic communication of information to the Company, or (ii) the Company’s reliance on such information.

(e)
The Company hereby acknowledges that all information contained in any information memorandum will be provided by or based upon information provided by the Company or third parties, and that the Company will be solely responsible for the contents thereof.

(f)
Rothschild agrees that the Information will be used by it solely for the purpose of performing its obligations under this Letter Agreement.  Rothschild agrees that it will keep all non-public Information secret and confidential and shall not disclose it to anyone except to the extent required to enable it to perform its obligations hereunder or as authorized by the Company pursuant to Paragraph 10 or as required by law or regulation.

Paul Lamb, Esq.
As of August 8, 2012

6.           Indemnification. Since Rothschild will be acting on behalf of the Company in connection with its engagement hereunder and as further compensation for Rothschild’s services hereunder, the Company shall indemnify Rothschild and hold it harmless against any losses, claims, damages or liabilities arising in any manner out of or in connection with Rothschild’s rendering of services hereunder as and to the extent set forth in the Indemnification Agreement dated the date hereof and incorporated by reference herein (the “Indemnification Agreement”).  The Indemnification Agreement shall survive any termination or expiration of this Letter Agreement.

7.           Term.  This Letter Agreement shall commence on the date hereof; provided, that either party may terminate this Letter Agreement with or without cause after ninety (90) days from the date hereof by providing ten days’ prior written notice to the other party to that effect.  Notwithstanding the foregoing, Rothschild shall be entitled to the fees set forth in Paragraph 2 above in the event that (i) the Company consummates a Transaction at any time within twelve (12) months following the termination of this Letter Agreement (or executes a letter of intent or definitive agreement with respect to a Transaction at any time within twelve (12) months following the termination of this Letter Agreement and which subsequently results in the consummation of a Transaction at any time thereafter) or (ii) the Company consummates a Distribution or Liquidation at any time within six (6) months following the termination of this Letter Agreement (or declares or approves such Distribution or executes a letter of intent or definitive agreement with respect to such Liquidation, in each case within six (6) months following the termination of this Letter Agreement and which subsequently results in the consummation of a Distribution or Liquidation, as applicable, at any time thereafter). No termination of Rothschild’s engagement hereunder shall affect the Company’s obligation to pay accrued fees and expenses to the extent provided for herein and to indemnify Rothschild as provided in the Indemnification Agreement.  The provisions of Paragraphs 3 through 9 and 11 shall survive any termination of this Letter Agreement.

8.           Other Rothschild Activities.  Rothschild and its affiliates are involved in a wide range of financial advisory and investment banking activities from which conflicting interests or duties may arise. Rothschild will not have any duty to disclose to the Company or utilize for the Company’s benefit (including in rendering the Opinion) any non-public information acquired in the course of providing services to any third-party, engaging in any transaction (for its own account or otherwise) or otherwise carrying on its business.  In addition, in the ordinary course of business, Rothschild and its affiliates may provide financial advisory or other investment banking services to, or have other relationships with, companies that may be customers, counterparties or competitors of the Company or that may otherwise have relationships with the Company. Rothschild shall have no obligation to disclose to the Company any information it receives as a result of such activities, or the fact that it is in possession of such information, and Rothschild shall have no obligation to use any such information for the benefit of or on behalf of the Company (including in rendering the Opinion).  In the ordinary course of Rothschild’s investment banking, brokerage and financial advisory service activities, Rothschild or its affiliates may hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of its clients in equity, debt or other securities (or related derivative securities) or financial instruments of the Company, any of its affiliates or any other company that may be involved in a Transaction or Liquidation, but Rothschild Inc. shall not hold long or short positions in the equity of the Company (or related deviate securities) for its own account during this term of this Letter Agreement.

Paul Lamb, Esq.
As of August 8, 2012

9.           Additional Services.  The Company further understands that if Rothschild is asked to act for the Company in any other formal additional capacity not specifically addressed in this letter, such activities shall constitute separate engagements and the terms of any such additional engagements will be embodied in one or more separate written agreements containing terms and conditions to be mutually agreed upon, including, without limitation, appropriate indemnification provisions.  The indemnity provisions in the Indemnification Agreement shall apply to any such other activities, unless superseded by an indemnity provision set forth in a separate agreement applicable to any such additional engagements, and shall remain in full force and effect regardless of any completion, modification or termination of Rothschild’s engagement(s).

10.           Authorization.  Rothschild will assume that any instructions, notices or requests have been properly authorized by the Company if they are given or reasonably appear to be given by the Chairman of the Board of Directors or a member of the Strategic Alternatives Committee or another officer, director, employee or agent of the Company.

11.           General. The benefits of this Letter Agreement and the Indemnification Agreement shall inure to the respective successors and assigns of the parties hereto and thereto and of each Indemnified Party (as defined in the Indemnification Agreement), and the obligations and liabilities assumed in this Letter Agreement and the Indemnification Agreement by the parties hereto and thereto shall be binding upon their respective successors and assigns.  The Company shall use its reasonable best efforts to cause any purchaser of all or substantially all of the Company’s assets to assume the Company’s obligations hereunder.  In the event that a Transaction is effected through a subsidiary of the Company, then the Company shall cause such entity to also assume and honor, in addition to the Company, the obligations and liabilities of the Company hereunder, including, without limitation, the Company’s obligations and liabilities pursuant to provisions concerning indemnification, contribution and the Company’s obligation to pay fees and to reimburse expenses as provided herein and in the Indemnification Agreement.

Rothschild has been retained under this Letter Agreement as an independent contractor and not as a fiduciary or agent of the Company or any third party (including security holders, creditors, employees or other stakeholders of the Company), and the Company hereby disclaims any such fiduciary relationship.

Paul Lamb, Esq.
As of August 8, 2012

Notwithstanding anything herein to the contrary, in performing its services pursuant to this Letter Agreement, Rothschild is not assuming any responsibility for the Company’s decision to pursue (or not to pursue) any business strategy or to effect (or not to effect) any Transaction, Liquidation, Distribution or other transaction.

The Company agrees to provide Rothschild with its tax or other similar identification number and/or other identifying documents, as Rothschild may request, to enable it to comply with applicable law.  For your information, Rothschild may also screen the Company against various databases to verify its identity.

Each party hereto confirms and agrees that, insofar as may be relevant to the services set forth in Paragraph 1 or a Transaction, Liquidation or Distribution, it shall not, and shall ensure that its representatives and any other person who performs services for or on its behalf shall not, offer, give or agree to give, or request, accept or agree to accept, from any person, whether for itself or on behalf of another, any gift, payment, consideration or benefit of any kind which constitutes an illegal or corrupt practice under the laws of any relevant jurisdiction.

Except as required by law or regulation, Rothschild shall not make any announcement regarding this Letter Agreement or its relationship with the Company without the Company's prior written consent.  Notwithstanding the foregoing, upon the announcement or consummation of any Transaction or the public disclosure of Rothschild’s engagement hereunder by the Company, Rothschild may use the Company’s name and logo solely as part of Rothschild’s general marketing materials.  The Company agrees that in any press release announcing a transaction contemplated by this Letter Agreement, the Company will include in such press release a reference to Rothschild as a financial advisor to the Company with respect to such transaction.

Paul Lamb, Esq.
As of August 8, 2012

This Letter Agreement and the Indemnification Agreement contain the entire agreement of the parties with respect to the subject matter hereof and supersede and take precedence over all prior agreements or understandings, either oral or written, between Rothschild and the Company with respect to the subject matter hereof.  The Company has all requisite power and authority to enter into this Letter Agreement and the Indemnification Agreement and the transactions contemplated hereby and thereby.  This Letter Agreement has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

This Letter Agreement and the Indemnification Agreement may not be amended or modified except in a writing executed by the parties hereto.  All aspects of the relationship created by this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein without giving effect to conflicts of law principles or rules to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.  THE COMPANY AND ROTHSCHILD WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THE ENGAGEMENT OF ROTHSCHILD PURSUANT TO OR THE PERFORMANCE BY ROTHSCHILD OF THE SERVICES CONTEMPLATED BY THIS LETTER AGREEMENT.  All actions and proceedings arising out of or relating to this Letter Agreement shall be heard and determined exclusively in any New York State or federal court sitting in the Borough of Manhattan of the City of New York, to whose jurisdiction the Company hereby irrevocably submits.  The Company hereby irrevocably waives any defense or objection to the New York forum designated above.

This Letter Agreement and the Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Letter Agreement by facsimile, portable document format (PDF) or other electronic means shall be effective as delivery of a manually executed counterpart to this Letter Agreement.

Paul Lamb, Esq.
As of August 8, 2012

If the foregoing correctly sets forth our agreement, we would appreciate your signing and returning to us the enclosed copies of this Letter Agreement and the Indemnification Agreement, whereupon this Letter Agreement and the Indemnification Agreement shall constitute binding agreements between us.

Sincerely,

ROTHSCHILD INC.

By:	/s/ Neil A. Augustine
Neil A. Augustine
Executive Vice Chairman of North American GFA
Date	8/22/12

Agreed and Accepted:

GYRODYNE COMPANY OF AMERICA, INC.

By:	/s/ Paul Lamb
Name: Paul Lamb
Title: Chairman of the Board of Directors

Date	8/23/12

As of August 8, 2012

Rothschild Inc.
1251 Avenue of the Americas
New York, New York 10020

Ladies and Gentlemen:

Gyrodyne Company of America, Inc. (the “Company”) agrees to indemnify and hold harmless Rothschild Inc. (“Rothschild”) and its affiliates (within the meaning of Rule 12b-2 of the Securities Exchange Act of 1934, as amended), counsel and other professional advisors and each of their respective officers, directors, employees and agents and each other person, if any, controlling Rothschild or any of its affiliates (each such person and Rothschild being hereinafter called an “Indemnified Party” and, collectively, the “Indemnified Parties”) from and against any losses, claims, liabilities, damages or proceedings, including, without limitation, stockholder, creditor or derivative actions, judgments, assessments, investigation costs, settlement costs, fines, penalties, arbitration awards and any other liabilities, costs, fees and expenses (collectively, “Losses”), directly or indirectly in connection with, arising out of, based upon, or in any way related to the engagement of Rothschild under our letter agreement dated as of August 8, 2012 (the “Letter Agreement”) or any transaction, activities or conduct in connection therewith, regardless of whether such activities or conduct occurred prior to or after the date hereof; provided that the Company shall not be required to indemnify any Indemnified Party for such Losses if and only to the extent that it is finally judicially determined by a court of competent jurisdiction that such Losses arose primarily because of the gross negligence, willful misconduct or fraud of such Indemnified Party.

Paul Lamb, Esq.
As of August 8, 2012

The Company shall further promptly reimburse any Indemnified Party for any reasonably incurred fees, charges and disbursements of legal counsel or other fees, disbursements or expenses as they are incurred (a) in investigating, preparing, pursuing, settling or defending or assisting in the defense of any action or other proceeding (whether formal or informal) or threat thereof (including, without limitation, any such expenses incurred in connection with any response to a subpoena or similar request for documents and/or testimony) relating to any of the matters covered by the indemnification set forth in the preceding paragraph, whether or not in connection with pending or threatened litigation or arbitration, whether or not any Indemnified Party is a party and whether or not resulting in any liability (each, an “Action”), and (b) in connection with enforcing such Indemnified Party’s rights under this Agreement; provided, however, that in the event and only to the extent that it is finally judicially determined by a court of competent jurisdiction that the Losses of such Indemnified Party arose primarily because of the gross negligence, willful misconduct or fraud of such Indemnified Party, such Indemnified Party will promptly remit to the Company any amounts reimbursed under this paragraph.

The Company agrees that if any right of any Indemnified Party set forth in the preceding paragraphs is finally judicially determined to be unavailable, or is insufficient to hold such Indemnified Party harmless against such Losses as contemplated herein, then in lieu of such unavailable indemnification and/or reimbursement (or to the extent of any such insufficiency), the Company shall contribute to such Losses (a) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and such Indemnified Party, on the other hand, in connection with the transactions contemplated in the Letter Agreement, and (b) if (and only if) the allocation provided in clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) but also the relative fault of the Company and such Indemnified Party and any other party; provided, that, in no event will the aggregate contribution of all such Indemnified Parties exceed the amount of fees received by Rothschild under the Letter Agreement.  Relative benefits to the Company, on the one hand, and Rothschild, on the other hand, with respect to the matters contemplated in the Letter Agreement shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received or proposed to be received by the Company or its security holders, as the case may be, pursuant to the transaction(s), whether or not consummated, contemplated by the Letter Agreement, bears to (ii) all fees actually received by Rothschild in connection with the Letter Agreement.  Relative fault shall be determined by reference to, among other things, whether any alleged conduct relates to information provided by the Company or other conduct by the Company (or the Company’s employees or other agents), on the one hand, or by Rothschild, on the other hand.

Paul Lamb, Esq.
As of August 8, 2012

The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its owners, parents, affiliates, security holders, creditors or any other person claiming through or on behalf of the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Party pursuant to the Letter Agreement or the transactions contemplated thereby or any Indemnified Party’s actions or inactions in connection with any such advice, services or transactions except for and only to the extent that such Losses of the Company are finally judicially determined by a court of competent jurisdiction to have arisen primarily because of the gross negligence, willful misconduct or fraud of such Indemnified Party in connection with any such advice, actions, inactions or services.

The rights of the Indemnified Parties hereunder shall be in addition to any other rights that any Indemnified Party may have at common law, by statute or otherwise.  Except as otherwise expressly provided for in this Indemnification Agreement, if any term, provision, covenant or restriction contained in this Indemnification Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Indemnification Agreement shall all remain in full force and effect and shall in no way be affected, impaired or invalidated.

The Company will not, without Rothschild’s prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise resolve or seek to terminate any action, claim, suit, investigation, or proceeding in respect of which indemnification is being or reasonably could be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination (i) includes an express, unconditional release of each Indemnified Party from any liabilities arising out of such action, claim, suit, investigation or proceeding and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of an Indemnified Party.  No Indemnified Party seeking indemnification, reimbursement or contribution under this Indemnification Agreement will, without the Company’s prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to herein and the Company shall not be required to indemnify any Indemnified Party for any amount paid or payable by such party in the settlement or compromise of any claim or action for which indemnification is sought hereunder, unless such settlement or compromise is consented to in writing by the Company.

Paul Lamb, Esq.
As of August 8, 2012

The Company acknowledges that in connection with the services rendered pursuant to the Letter Agreement Rothschild is acting as an independent contractor and not as a fiduciary or agent of the Company or any third party (including security holders, creditors, employees or other stakeholders of the Company), and the Company hereby disclaims any such fiduciary relationship.  This Indemnification Agreement and any other agreements relating to the Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein without giving effect to conflicts of law principles or rules to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.  THE COMPANY AND ROTHSCHILD WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THE ENGAGEMENT OF ROTHSCHILD PURSUANT TO OR THE PERFORMANCE BY ROTHSCHILD OF THE SERVICES CONTEMPLATED BY THE LETTER AGREEMENT AND THIS INDEMNIFICATION AGREEMENT.  All actions and proceedings arising out of or relating to this Indemnification Agreement shall be heard and determined exclusively in any New York State or federal court sitting in the Borough of Manhattan of the City of New York, to whose jurisdiction the Company hereby irrevocably submits.  The Company hereby irrevocably waives any defense or objection to the New York forum designated above.

The provisions of this Indemnification Agreement shall apply to the Letter Agreement (including related activities prior to the date hereof) and any modification thereof and shall remain in full force and effect regardless of the completion or termination of the Letter Agreement.

Paul Lamb, Esq.
As of August 8, 2012

Please indicate your agreement to and acceptance of the above terms by signing where indicated below.

Sincerely yours,

GYRODYNE COMPANY OF AMERICA, INC.

By:	/s/ Paul Lamb
Name: Paul Lamb
Title: Chairman of the Board of Directors

Terms Agreed to and Accepted:

ROTHSCHILD INC.

By:	/s/ Neil A. Augustine
Neil A. Augustine
Executive Vice Chairman of North American GFA